UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 27, 2010
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-34611	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2424 N Federal Hwy, Suite 208, Boca Raton, FL	33431
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 27, 2010, Celsius Holdings, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) Market indicating that based on the closing bid price of the Company’s common stock for the 30 consecutive business days prior to December 27, 2010, the Company is not in compliance with the Nasdaq listing rule requiring a minimum bid price of $1.00 per share.

Although the Company would otherwise have 180 days to regain compliance with the $1.00 per share minimum bid price requirement, the Company has previously announced that it is voluntarily withdrawing its common stock and warrants from listing on the Nasdaq Capital Market effective the close of business on December 31, 2010, as a result of non-compliance with the requirement to maintain stockholders’ equity of at least $2.5 million for continued listing.

It is anticipated that the Company’s common stock and warrants will commence trading on the OTC Bulletin Board on or about January 3, 2011 under their current symbols

SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: December 29, 2010	By: s/Geary W. Cotton
Geary W. Cotton
Chief Financial Officer